EXHIBIT 99.1
Yext acquires Places Scout, Strengthens Competitive Intelligence and Benchmarking Capabilities
Acquisition reinforces Yext’s leadership in digital presence management, providing brands with deeper insights to compete in both traditional and AI-driven search

NEW YORK -- (BUSINESS WIRE) -- February 10, 2025 -- Yext, Inc. (NYSE: YEXT), the leading digital presence platform for multi-location brands, today announced the acquisition of Places Scout, an industry-leading local SEO and location intelligence platform. Trusted by top experts and enterprise brands, Places Scout delivers real-time, location-based insights to assess performance, track competitors, and optimize visibility across every major search channel. The acquisition strengthens Yext’s ability to provide best-in-class competitive intelligence, benchmarking, and AI-powered insights.

As search evolves and AI-driven channels reshape how customers find information, visibility alone is not enough. Brands need a precise, data-driven understanding of their performance, who they compete with, and how to improve. Together, they provide brands with a full view of their market position and the insights needed to take action at national and local levels.

“Places Scout has been a trusted provider of local search intelligence for nearly a decade,” said Michael Walrath, CEO and Chair of the Board at Yext. “Bringing Places Scout’s data into Yext immediately enhances our competitive intelligence capabilities, helping brands not just see where they stand, but know exactly what steps to take to outperform their competition. As AI search and AI agents transform how customers find information, we are committed to giving brands the insights they need to take control of their digital presence and win. We are thrilled to welcome the Places Scout team to Yext.”

This acquisition reinforces Yext’s position as the most comprehensive platform for digital presence management and follows Yext’s recent acquisition of Hearsay Systems. With Places Scout’s proprietary local search and reputation data, Yext deepens its investment in helping brands connect with customers everywhere they search, discover, and engage.

“Yext has redefined how brands manage their digital presence, while Places Scout has pioneered search intelligence and benchmarking,” said Mark Kabana, CEO of Places Scout. “Together, we’re combining structured data expertise with deep search analytics to give brands a more powerful way to uncover opportunities, refine strategy, and outperform the competition. As we’ve always said, ‘With better data, you can make better decisions.’ Now, as part of Yext, we’re giving brands unmatched intelligence to adapt, compete, and lead in an AI-driven search world.”

Fourth Quarter and Fiscal Year 2025 Outlook
Today, Yext updated its financial outlook and, despite FX headwinds experienced in the period, now expects its results for the fourth quarter and fiscal year ended January 31, 2025 to be in-line with or above its previously stated guidance ranges as provided in its quarterly shareholder letter issued December 4, 2024.

About Yext
Yext (NYSE: YEXT) is the leading digital presence platform for multi-location brands, with thousands of customers worldwide. With one central platform, brands can seamlessly deliver consistent, accurate, and engaging experiences and meaningfully connect with customers anywhere in the digital world. Yext’s AI and machine learning technology powers the knowledge behind every customer engagement, automates workflows at scale, and delivers actionable cross-channel insights that enable data-driven decisions. From SEO and websites to social media and reputation management, Yext enables brands to turn their digital presence into a differentiator. To learn more about Yext, visit Yext.com or find us on LinkedIn and X.

Forward-Looking Statements
This press release includes "forward-looking statements" including, without limitation, statements regarding Yext's expectations, beliefs, intentions, or strategies regarding the future, including the effects, benefits, and challenges of its acquisition and integration of Places Scout. You can identify forward-looking statements by the use of terminology such as "believe", "expect", "will", "should," "could", "estimate", "anticipate" or similar forward-looking terms. These statements are based upon current beliefs and are subject to many risks and uncertainties that could cause actual results to differ materially from these statements. The following factors, among others, could cause or contribute to such differences: difficulties integrating the business and technology of Places Scout, the risk that the benefits described in this release are not realized, and whether all offerings and capabilities will be available as stated in this release. All forward-looking statements are based on information available to Yext on the

EXHIBIT 99.1
date hereof, and Yext assumes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.